    As filed with the Securities and Exchange Commission on August 16, 1995
                                            Registration No. 33-___________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________



                      PUGET SOUND POWER & LIGHT COMPANY
            (Exact name of Registrant as Specified in Its Charter)

    Washington                                                 91-0374630
    (State or Other Jurisdiction                         (I.R.S. Employer
    of Incorporation or Organization)                 Identification No.)


                           411 - 108th Avenue N.E.
                        Bellevue, Washington 98004-5515
         (Address of Principal Executive Offices, Including Zip Code)


                     LONG-TERM INCENTIVE COMPENSATION PLAN
                           (Full Title of the Plan)

                               WILLIAM S. WEAVER
                           Executive Vice President
                         and Chief Financial Officer
                      Puget Sound Power & Light Company
                           411 - 108th Avenue N.E.
                      Bellevue, Washington 98004-5515
                             (206) 454-6363

                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent For Service)
                            _______________________


                                   Copy to:

                                 J. Sue Morgan
                                 Perkins Coie
                         1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                 Proposed      Proposed
                                 Maximum       Maximum
Title of          Amount         Offering      Aggregate
Securities to     to be          Price Per     Offering      Amount of
be Registered     Registered     Share(1)      Price(1)      Registration Fee
_____________________________________________________________________________

Common Stock      500,000 (3)    $21.50        $10,750,000     $3,707
(without par
 value)(2)
=============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $21.50, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on August 11, 1995.

(2) Includes associated Preference Stock Purchase Rights. Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

(3) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                          PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission (the "Commission") under Section 15d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 14, 1995, which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article VIII of the Registrant's Bylaws provides for the indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, or a knowing violation of law, approval of distributions or loans in violation of Section 23B.06.400 of the Washington Business Corporation Act, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

Item 8.  EXHIBITS

Exhibit
Number                        Description
_______     _________________________________________________

 5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered.

23.1        Consent of Coopers & Lybrand L.L.P.

23.2        Consent of Perkins Coie (included in its Opinion filed as
            Exhibit 5.1)

24.1        Power of Attorney (see signature page)

99.1 Long-Term Incentive Compensation Plan (Appendix A to Company's Definitive Proxy Statement (Form DEF 14A) filed March 27, 1995)


Item 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 11th day of July, 1995.


                                  PUGET SOUND POWER & LIGHT COMPANY

                                  By       R. R. Sonstelie
                                    ________________________________
                                           R. R. Sonstelie
                                    President and Chief Executive Officer

POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES R.R. SONSTELIE, WILLIAM S. WEAVER AND JAMES W. ELDREDGE, AND EACH OF THEM, AS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY OR ALL AMENDMENTS (INCLUDING PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS)TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE COMMISSION.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 11th day of July, 1995, in the capacities indicated.


   Signature                     Title

    R. R. Sonstelie         President, Chief Executive Officer and Director
_______________________     (Principal Executive Officer)
    R. R. Sonstelie


    William S. Weaver       Executive Vice President, Chief Financial Officer
_______________________     and Director (Principal Financial Officer)
    William S. Weaver


    James W. Eldredge       Corporate Secretary, Controller and
_______________________     Chief Accounting Officer
    James W. Eldredge


    Douglas P. Beighle      Director
_______________________
    Douglas P. Beighle

    Charles W. Bingham      Director
_______________________
    Charles W. Bingham


    Phyllis J. Campbell     Director
_______________________
    Phyllis J. Campbell


    John D. Durbin          Director
_______________________
    John D. Durbin


    John W. Ellis           Director
_______________________
    John W. Ellis


    Daniel J. Evans         Director
_______________________
    Daniel J. Evans


    Nancy L. Jacob          Director
_______________________
    Nancy L. Jacob


                            Director
______________________
    R. Kirk Wilson

                          INDEX TO EXHIBITS

Exhibit
Number                    Description
_______     __________________________________________

 5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered.

23.1        Consent of Coopers & Lybrand L.L.P.

23.2        Consent of Perkins Coie (included in its
            Opinion filed as Exhibit 5.1)

24.1        Power of Attorney (see signature page)

99.1 Long-Term Incentive Compensation Plan (Appendix A to Company's Definitive Proxy Statement (Form DEF 14A) filed March 27, 1995)

                                                                  EXHIBIT 5.1



                                  August 16, 1995




Puget Sound Power & Light Company
411 - 108th Avenue N.E.
Bellevue, WA  98004-5515

     Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 500,000 shares of Common Stock, without par value (the "Shares") which may be issued pursuant to the Long-Term Incentive Compensation Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                  Very truly yours,

                                  Perkins Coie
                                  _________________

                                  Perkins Coie

                                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  _________________________________________


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of Puget Sound Power & Light Company as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                                      Coopers & Lybrand L.L.P.
                                      ________________________
                                      Coopers & Lybrand L.L.P.

Seattle, Washington
August 15, 1995